UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On February 3, 2005, we announced financial results for the quarter ended December 31, 2004 in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)                                  On January 31, 2005, our Audit Committee concluded that our 2004 interim financial statements included in our Forms 10-Q should be restated to correct a data entry error, to reclassify certain operating expenses as cost of goods sold and to eliminate certain corresponding revenue and cost of goods sold entries and duplicate entries, and that such financial statements should no longer be relied upon.  We discussed these errors and the restatement of such financial statements with Deloitte & Touche LLP, our independent registered public accounting firm.  The press release attached hereto as Exhibit 99.1 announces the intended adjustments to our historical financial statements and is incorporated in this Item 4.02(a) by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press release of Dot Hill Systems Corp. dated February 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Preston Romm
Preston Romm Chief Financial Officer, Vice President, Finance, Secretary and Treasurer

Date: February 3, 2005

INDEX TO EXHIBITS

99.1                           Press release of Dot Hill Systems Corp. dated February 3, 2005.